College Retirement Equities Fund ("CREF")
Explanatory Statement to the Form N-SAR
for the semiannual period ended 6-30-17
in response to Question 77Q1.


Item 77Q1(a) Exhibits

Amended By-Laws

On April 27, 2017 under Conformed Submission 485BPOS, accession number, 0000930413-17-001773, a copy of the By-Laws, adopted May 26, 1952, as last amended December 3, 2013, was previously filed with the SEC as exhibit
(2)(D) to the CREF Registration Statement. These Amended By-Laws are incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of the Form N-SAR.